UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2014

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On June 16, 2014, the Board of Directors (the "Board") of Biolase, Inc. (the "Company") appointed Jeffrey Nugent to the Board.

Mr. Nugent was founder, President, and CEO of Precision Dermatology, Inc. a multi-channel skin care company that was acquired by Valeant Pharmaceuticals in February 2014. From 1999 to 2002, he served as the President and Chief Executive Officer of Revlon, Inc. and as Worldwide President and Chief Executive Officer of Neutrogena Corporation from 1995 to 1999. He is currently a director of Scientra, Inc. Mr. Nugent holds an M.B.A. in Marketing and Finance from Loyola University in Chicago and a B.S. degree in Mathematics from St. Joseph’s College.

There are no understandings or arrangements between Mr. Nugent or any other person and the Company or any of its subsidiaries pursuant to which Mr. Nugent was selected to serve as a director of the Company. There are no family relationships between Mr. Nugent and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between Mr. Nugent or any of her immediate family members and the Company or any of its subsidiaries.

As a result of the appointment disclosed above, the Company's Board currently consists of six directors.

Resignation of Chief Executive Officer and Appointment of Interim Chief Executive Officer

On June 12, 2014, Mr. Federico Pignatelli resigned from his position as Chief Executive Officer of the Company. On June 16, 2014, the Board appointed Mr. Nugent as Interim Chief Executive Officer of the Company. Mr. Nugent's professional biography set forth above under the caption "Appointment of New Director" is hereby incorporated by reference. No compensation arrangements have been made between the Company and Mr. Nugent at this time.

Establishment of New Board Committee

On June 16, 2014, the Board established a new committee of the Board, the Finance Committee (the "Committee"). The Committee will review corporate finance opportunities and make recommendations to the Board on financing matters for its further review and approval. Messrs. James Talevich, Paul Clark, and Jeffrey Nugent were appointed to serve on the Committee.

Board of Directors Committee Assignments

Mr. Paul Clark, a director, was appointed to the Compensation and Nominating and Corporate Governance Committees of the Board.

Resignation of Chairman of the Board and Election of New Chairman

On June 12, 2014, Mr. Federico Pignatelli resigned from his position as Chairman of the Board. Mr. Pignatelli remains a director of the Company. On June 16, 2014, the Board elected Mr. Clark to serve as Chairman of the Board.

Item 7.01 Regulation FD Disclosure.

On June 17, 2013, the Company issued a press release announcing the appointment of Mr. Jeffrey Nugent as Interim Chief Executive Officer, and certain of the governance changes described in Item 5.02 above, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

June 17, 2014	By:	/s/ Frederick D. Furry

Name: Frederick D. Furry
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Biolase, Inc., dated June 17, 2014.